Exhibit 99.1

IMBRUVICA FDA Approval Call

28-July-2014

CORPORATE PARTICIPANTS

Robert W. Duggan – Chairman and CEO

Maky Zanganeh – Chief Operating Officer

Jesse McGreivy MD – Chief Medical Officer

Maria Fardis – Chief Oncology Operations & Alliances

Ramses M. Erdtmann – Executive Vice President of Corporate Affairs

Urte Gayko – Senior VP of Global Regulatory Affairs

Matt Outten – VP, Commercial Operations

Danelle James – VP, Clinical Development

CONFERENCE CALL PARTICIPANTS

Robyn Karnauskas	Lisa Zhang
Analyst, Deutsche Bank Securities, Inc.	Analyst, Goldman Sachs & Co.

Mike G. King	Navdeep Singh
Analyst, JMP Securities LLC	Analyst, Goldman Sachs & Co.

Brian P. Skorney	Matthew J. Andrews
Analyst, Robert W. Baird & Co., Inc. (Broker)	Analyst, Wells Fargo Securities LLC

Katherine Xu	Michael J. Yee
Analyst, William Blair & Co. LLC	Analyst, RBC Capital Markets LLC

Howard Liang	Jason D. Kantor
Analyst, Leerink Partners LLC	Analyst, Credit Suisse Securities (USA) LLC (Broker)

PRESENTATION

MANAGEMENT DISCUSSION SECTION

Operator:  Good day, ladies and gentlemen. Thank you for standing by. Welcome to the Pharmacyclics CLL Full Approval Call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session and instructions will be given at that time. [Operator Instructions] .

I would like to hand the conference over to Ramses Erdtmann, Executive Vice President for Corporate Affairs. Sir, please go ahead.

Ramses Erdtmann – Executive Vice President of Corporate Affairs, Pharmacyclics, Inc.

Thank you very much, Karen. I'm excited to welcome you to Pharmacyclics's conference. Today, we are discussing the full approval of IMBRUVICA for two indications: for use in patients with chronic lymphocytic leukemia, CLL, who have received one prior therapy; and also for use in all lines of CLL patients who have deletion of chromosome 17p. With me on the call is our Chairman and CEO, Bob Duggan; our COO, Dr. Maky Zanganeh, and select members of our executive team. During the call today, we will hear from our Chairman and CEO and our Vice President of Clinical Development and the CLL program lead, Dr. Danelle James, who will discuss these meaningful updates to our label.

Before we start, let me remind you that this non-confidential presentation contains forward-looking statements about the business prospects of Pharmacyclics, including expectations regarding Pharmacyclics's financial performance, commercial products, and potential future products in different areas of therapeutic research and development. Results may differ materially depending on the progress of Pharmacyclics's product program, actions of regulatory authorities, availability of capital, future actions in the pharmaceutical market, and developments by competitors, and those factors detailed in Pharmacyclics's filings with the SEC such as the 10-Q, 10-K and 8-K reports.

I would now like to turn the call over to our Chairman and CEO, Bob Duggan. Bob?

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Thank you, Ramses. Good morning to some and good afternoon to the rest of you. Thank you for joining us today. Today is another historic day for Pharmacyclics, and more importantly, an historic day for CLL patients. Science, technology and administrative power are looking cancer in the eye and, at the end of the day, science, technology and administrative power are going to win this war.

Today, IMBRUVICA was granted full approval by the FDA, three months ahead of the scheduled PDUFA date in October of this year. This approval includes two indications. The first is for CLL patients who have received at least one prior therapy and the second is for CLL patients with deletion of 17p, regardless of whether or not they have received any prior therapy. That is inclusive of all lines of therapy. In summary, now we have three approved indications for IMBRUVICA in the U.S., two for CLL and one for mantle cell.

Now, let me be clear about what this means. IMBRUVICA was originally approved in February of 2014 for patients with CLL via an accelerated approval. This initial approval was contingent upon providing the FDA with clinical data from a randomized Phase III study for IMBRUVICA. We have since provided the agency with data from our Phase III RESONATE trial in previously treated CLL patients, which demonstrated a statistically significant improvement against the approved standard of care, ofatumumab, in overall survival, progression-free survival and overall response rate.

Today's FDA approval marks that we have fulfilled that obligation. Additionally, the FDA has approved IMBRUVICA for all patients with del 17p, including treatment-naïve or previously treated patients, regardless of line of therapy. So that means that IMBRUVICA is now the first and only approved labeled treatment for deletion 17p CLL patients, an indication for which IMBRUVICA received Breakthrough Therapy Designation in April 2013.

Pharmacyclics's mission is to lead in the creation of a new era of patient-friendly, body-harmonious medicines that improve and extend quality and longevity of life and resolve serious medical needs. In doing so, we will serve as allies to patients, caregivers, and physicians, so that we can provide the best solutions in the best manner, quickly and efficiently. Through our medicinal therapies, we intend to resolve serious unmet oncology healthcare needs and problems step-by-step. We feel good about the progress we are making. Regulatory approval, like we are announcing today is essential to our forward progress.

I'd like to take a moment to acknowledge all individuals and organizations who helped us achieve this milestone for IMBRUVICA. We are so grateful to the patients and the physicians who enrolled quickly and helped us complete this trial in record time, as well as to Dr. Maria Fardis, our Chief of Oncology Operations and Alliances, who was responsible for managing the trial. In addition to Dr. Urte Gayko, our Senior Vice President of Global Regulatory Affairs, who diligently collaborated with USA FDA authorities and guided our FDA submission to the full approval.

The majority of our patients suffer from rare diseases or orphan diseases. Without this patient commitment to participate in clinical studies, IMBRUVICA's approval today would not have been possible. For patients and physicians on today's call, I and my fellow teammates thank you.

You know I can still remember when we dosed our first patient in a Phase III trial of July of 2012; that's exactly 24 months ago. Fast forward to today, IMBRUVICA is now approved for mantle cell lymphoma and CLL patients who have received one prior therapy and for patients with deletion 17p for whom there previously were no approved treatment options.

We also have one of the most rigorous clinical research programs in the industry. Today, we have 12 Phase III trials ongoing. In fact, we have 50 ongoing clinical trials in hundreds of patients in more than 35 countries around the world. There are 800 investigators involved and over 3,000 patients treated in our clinical studies. That is all in roughly two years. The breadth and depth of our clinical trial program is a testament to our commitment to the patients as well as a manifestation of our full confidence in IMBRUVICA.

Today's approval also would not have been possible without the collaboration, support, and trust we've built with and received from the clinical centers, advocacy groups, medical associations, government agencies, and our partner, Janssen. From all of us at Pharmacyclics, thank you. We look forward to continued success and collaboration in the months, years, and decades to come. We are also thankful to the U.S. FDA for their detailed review, collaboration and consultation with us. Their focus, their attention, their expertise, and sense of urgency delighted us and exceeded all of our expectations. We thank each and every one of you at the FDA for all you have done.

I would be remiss if I didn't acknowledge the incredible hard work, dedication, and devotion of so many Pharmacyclics's teams and teammates, from clinical science and clinical operations to drug safety, to regulatory, to legal, to medical affairs, to commercial. I am so incredibly proud of our team. Truly, without their drive and tenacity, today's approval would not have been possible. Together, we are making a meaningful difference for the betterment of patients who need and want to return to normal in terms of their healthcare. For all involved, the road ahead just got brighter and friendlier.

Now, I would like to turn the call over to our Vice President of Clinical Development, Dr. Danelle James, who is leading the Pharmacyclics's CLL programs and who will update you on study results and the significant changes this approval provide through our product label. Danelle.

Danelle James – VP, Clinical Development, Pharmacyclics, Inc.

Thank you, Bob, and welcome to our conference call. The approval today is truly historic. For the first time, the FDA approved a new agent for CLL patients who have received at least one prior therapy, which demonstrated improvement in both progression-free survival and perhaps even more importantly, in overall survival against an approved standard of care agent.

In our RESONATE study, 391 patients were randomized to receive orally-administered single-agent IMBRUVICA, also known as ibrutinib, versus an improved standard of care, the intravenous monoclonal antibody, ofatumumab, an agent that targets the CD 20 antigen. In this head-to-head comparison, 373 patients with CLL and 18 patients with SLL, who received at least one prior therapy were enrolled.

The median number of prior treatments was two and at baseline, the median age of our patients was 67 years. Many of these patients were considered high risk with 32% having a deletion in the chromosome 17p and 58% with at least one tumor greater than or equal to 5-centimeter in size. We enrolled our first patient just 24 months ago and were able to file our completed study with the FDA in record time this April.

The regular approval today provides us with a full label for the use of IMBRUVICA in CLL patients who've received one prior therapy. It also provides an additional regular indication for the use of IMBRUVICA for deletion 17p patients who require therapy. This indication is for all deletion 17 CLL patients, including use as first-line therapy or in relapse patients. We could not be happier with the breadth of these indications.

In the RESONATE study, ibrutinib showed a significant superiority against ofatumumab in three meaningful endpoints: progression-free survival, or PFS; overall survival, or OS; and overall response rate, the ORR.

After a median time of study of 9.3 months IMBRUVICA demonstrated a 78% risk of reduction in progression or death compared to ofatumumab as assessed by an independent review committee. In addition, the analysis of overall survival demonstrated a 57% statistically significant reduction in the risk of death for patients treated on the IMBRUVICA arm. The overall survival benefit of IMBRUVICA was quite remarkable as was the magnitude of the benefit given that 57 patients, or 29% of those randomized to ofatumumab, had crossed over to ibrutinib prior to the interim analysis data set.

These efficacy results were consistent across all baseline characteristics regardless of age or risk categories including among the 127 patients with deletion 17p CLL. For these high-risk patients, treatment with IMBRUVICA resulted in a significant reduction in the risk of progression or death by 75% as assessed by the independent review committee.

In this trial, the median progression-free survival and overall survival have not been reached on the IMBRUVICA arm. We expect that with time, the efficacy results from these patients will continue to demonstrate durability and may improve further, and that these results will be published or presented within the appropriate peer review forums.

Let me now comment on the safety profile of IMBRUVICA, which was generally mild as evaluated in the study. Here are some key safety observations. Keep in mind that the median time on treatment for IMBRUVICA was 8.6 months versus 5.3 months for ofatumumab, and the adverse events were not adjusted for exposure time.

In this study, the majority of bleeding events were characterized as mild or Grade 1, including events such as bruising. Major bleeding events were balanced for the two arms, with two events on the IMBRUVICA arm and three events on the ofatumumab arm, with only one patient discontinuing IMBRUVICA due to a bleeding event, 0.5%.

Mild diarrhea was the most commonly observed adverse event in patients treated with IMBRUVICA, with only 4% Grade 3 events, and one patient discontinuing ibrutinib due to diarrhea. The rate of atrial fibrillation is consistent with the previous IMBRUVICA label with a range between 6% and 9%.

In the RESONATE study, atrial fibrillation occurred more frequently in patients treated with ibrutinib compared to ofatumumab. However, this event led to discontinuation of treatment in only one of the 195 patients randomized to IMBRUVICA, again less than 1%. Atrial fibrillation was reported particularly in patients with cardiac risk factors, acute infection and/or a previous history of cardiac disease such as atrial fibrillation.

Renal toxicity is no longer part of the U.S. package insert warnings and precautions of IMBRUVICA because this Phase III study demonstrated no increase in renal toxicity.

Finally, there was also no difference between the incidence of severe infections greater than or equal to Grade 3 between the two drugs. As of the interim analysis, with a median follow-up of nine months, 86% of the patients randomized to IMBRUVICA were still on IMBRUVICA benefiting from therapy. With 391 patients randomized one-to-one to receive either IMBRUVICA or ofatumumab and with the follow-up of over nine months, we can conclude that IMBRUVICA continues to demonstrate an acceptable safety profile allowing patients to continue extended dosing.

We are proud of these two regular approvals today and the update to the label providing a comparative safety analysis. This label also provides a full update on the efficaciousness of IMBRUVICA and describes well both the overall survival and progression-free survival benefit it has created for patients, to which our sales team can now speak to.

Most importantly with the updated label, we are able to reach an even broader patient population. IMBRUVICA is also indicated for all symptomatic patients with CLL with the deletion of chromosome 17p. Today, these patients have the opportunity to receive IMBRUVICA in any line of therapy including as first line therapy and beyond. We are very happy for these patients as this is the first and only approved therapy for deletion 17p in CLL patients and it is the first time IMBRUVICA will be made available to CLL patients as first line treatment.

I will now turn the call back over to Bob.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Thank you, Danelle. We will now be available to answer your questions. However, we would like to focus this Q&A only to the approval of today. We will have a quarterly conference call coming up this Thursday after the market close. During that call, we will discuss our finances, commercial successes and trends, clinical programs, and clinical milestones over the next 12 months.

Operator, please open the floor for questions now. Operator.

QUESTION AND ANSWER SECTION

Operator

Thank you. [Operator Instructions] Our first question comes from Robyn Karnaukas from Deutsche Bank.

Robyn Karnauskas - Analyst, Deutsche Bank Securities, Inc.

Hi, guys. Congratulations. Thanks for taking my question. I just have one quick one. So how does this – now that there is an approved drug for 17p, how does this impact potential approval based on unmet need for 17p for other competitors? And second question is like how do you think this will affect near term sales, do you think that you will be able to -- or how quickly do you think the uptick will be in the different populations? Thanks.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Urte can answer the first part of that. Urte?

Urte Gayko – Senior VP of Global Regulatory Affairs, Pharmacyclics, Inc.

Yeah. So, we need to confirm what was just said, that this is the first and only FDA approval and the approval that we received is [inaudible].
Operator

Robyn, can you put yourself on the mute?

Robyn Karnauskas - Analyst, Deutsche Bank Securities, Inc.

Sorry, yes.

Urte Gayko – Senior VP of Global Regulatory Affairs, Pharmacyclics, Inc.

Thank you. So in general, what this means is that now that we have this approval, you know we have the opportunity that IMBRUVICA will also be a new standard of care. And we will basically see the FDA and other regulatory agencies have to carefully review what any other drugs need to do that seek approval in the future, including whatever other comparisons they will have to do.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

And Robyn, on the sales side, clearly this strengthens demand for IMBRUVICA, improves overall confidence on behalf of clinicians as well as patients. So it's a straight up positive in that regard. Next question?

Operator

Thank you. Our next question comes from the line of Mike King from JMP Securities.

Mike G. King - Analyst, JMP Securities LLC

Good afternoon, guys. Congrats on the early approval, job well done. Just had a couple of quick questions based on some of Danelle's formal remarks. I thought I heard you say 32% of patients were deletion 17p, but maybe I heard that incorrectly, so just curious what the proportion is in the population?

Danelle James – VP, Clinical Development, Pharmacyclics, Inc.

Hi, Mike. It's Danelle. Yes, you heard right, 127 of the 391 patients were deletion 17p across both arms of the study, so it was 32% of the entire study population.

Mike G. King - Analyst, JMP Securities LLC

Okay. Is that what is reflected in kind of the epidemiology?

Danelle James – VP, Clinical Development, Pharmacyclics, Inc.

In the relapse setting, the range of patients with deletion 17p can go anywhere from 30% to 40%, so 32% is very reflective of what we'd expect in the target population. In the treatment-naive setting, the proportion of patients with deletion 17p is lower than what we find in the relapse setting.

Mike G. King - Analyst, JMP Securities LLC

Okay. Great. That's helpful. And do you guys – can you comment on whether you have any knowledge of off-label use right now in the deletion 17p population?

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Hey, Mike. This is Bob Duggan. Our off-label use to-date, from our knowledge, is very nominal.

Mike G. King - Analyst, JMP Securities LLC

Okay. That's helpful. And then, well, I haven't seen the label, I'm just wondering, is the new label ready to go? And maybe you can talk about whether there's going to be – how are you going to supply the new label to product that's already in the channel or will that come from product that has yet to be shipped?

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Urte will comment on that.

Urte Gayko – Senior VP of Global Regulatory Affairs, Pharmacyclics, Inc.

Yeah. So we literally just obviously very happily received this early approval from the FDA. We do anticipate that the FDA will list the label at some point today. So we noticed that it wasn't up as the label just 10 minutes ago when we last checked, but it should come later today. The label will then, honestly speaking, be available for everybody. So, of course, there's always a certain amount of drugs that have already been shipped and labeled that is still currently listing the old label, but everybody can refer to the label immediately as of today.

Mike G. King - Analyst, JMP Securities LLC

All right. Thanks for that. And then one quick final one and I'll get back in queue. I just want to, Danelle, you had said that -- and I forget which aspect of the warnings and precautions had been consistent with the original label, but is there any delta either positive or negative with some of the other, I believe you said atrial fibrillation, but any other warnings and precautions that have either gotten better or worse from the original label? Thank you.

Danelle James – VP, Clinical Development, Pharmacyclics, Inc.

Okay. Michael. Yes, I'll just go through that really quickly. All the sections of the warnings and precautions now have an integrated safety set with the RESONATE data. So it provides now safety data from an international standpoint, across many, many different centers and an aggregative of – a higher number of CLL patients. The hemorrhage risk is still in the warnings and precautions. Now it's integrated data. And as we've discussed before, the randomized data showing that major hemorrhages was actually balanced between the two arms. So the hemorrhage section reflects the new data with the RESONATE study.

The infections are still part of the warnings and precautions. The aggregate number of patients with CLL experiencing a severe infection comes down with the addition of the RESONATE data set, so that's probably positive, although the overall warnings and precautions don't change. Myelosuppression is now called cytopenias, which might be something more easy for people to understand. The rates of the Grade 3, 4 cytopenias -- neutropenia, thrombocytopenia, and anemia -- were actually lower in the ibrutinib arm compared to the ofatumumab arm, or statistically not different. So that's detailed well in the warnings and precautions.

The renal toxicity has been removed. So the renal toxicity, the increases in creatinine was, existed in our earlier label when we had just accelerated approval for CLL and MCL. Now with the Phase III randomized data set showing no increase in renal toxicity with ibrutinib over ofatumumab, we no longer have renal toxicity in the warnings and precautions. So that's a favorable improvement on the label.

We do have a new addition of atrial fibrillation, which I discussed. It's in a range that was consistent with the previous USPI, but because the rate was increased on the ibrutinib arm of the randomized study it's now in the warnings and precautions section. Otherwise, there was no significant changes to the safety section of the PI.

Mike G. King - Analyst, JMP Securities LLC

That’s terrific. Thanks very much. Congrats again.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

You’re welcome. Next question, please.

Operator

Thank you. Our next question comes from the line of Brian P. Skorney from Robert Baird

Brian P. Skorney - Analyst, Robert W. Baird & Co., Inc. (Broker)

Hey, thanks, guys, and congrats again. Mike actually got most of my questions. But I guess, maybe you could just kind of give preliminary thoughts on how you view the payer threshold for evidence of deletion 17p. I mean, obviously it is done in all CLL patients. But is the FISH test very consistent or is there an array of different tests and how easy do you think it'll be to get reimbursement? Is there any sort of restriction in terms of someone who is not a candidate for chemoimmunotherapy or do you think there is really no hurdle there?

Matt Outten – VP, Commercial Operations, Pharmacyclics, Inc.

Yeah. Hey, Brian, this is Matt. So I think the restrictions and the requirements that are needed from payers we've met. The fact that we have it in the label is really the, sort of the threshold that you have to meet if you really want smooth sailing in terms of reimbursement. So we feel very confident that we've come with exactly what the payers want to see when they are considering whether or not to give formulary coverage or reimbursement because it's in the label. We're the first and only product to-date that's been able to do that, so in terms of the unmet need and the payer requirement we feel that we've done what's required.

Brian P. Skorney - Analyst, Robert W. Baird & Co., Inc. (Broker)

Great. Thanks

Matt Outten – VP, Commercial Operations, Pharmacyclics, Inc.

No problem.

Operator

Thank You. Our next question comes from the line of Joe Arnofsky from William Blair.

Katherine Xu - Analyst, William Blair & Co. LLC

It's actually Katherine Xu with William Blair. I'm just curious with regard to the 17p deletion. Bob, you said there is nominal off-label use, but just curious, so the accelerated approval, it was already for all relapse refractory CLL, and deletion 17p was on a compendia already. And if given in the relapse setting of 30% to 40% are deletion 17p, just curious really the off-label use, the so called off-label use of deletion 17p was actually nominal?

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Well, that is part of -- the NCCN is in effect in the United States Authorization, on-label authorization. So we would include that. But certainly front line this is historic and this is a unique differentiation so that there's real power in this approval that was granted to us today.

Katherine Xu - Analyst, William Blair & Co. LLC

All right. And for SLL, how many patients do you need to get to get the approval there?

Danelle James – VP, Clinical Development, Pharmacyclics, Inc.

On our Phase III clinical study, there was 18 patients with SLL. We do have other studies that include SLL patients and I think that will be a discussion and a review question from regulatory authorities. I think everybody should note that the World Health Organization defines CLL and SLL as a spectrum of the same disease, and that compendia listings such as NCCN include SLL in their CLL general recommendation. Urte, did you want to add anything to that?

Urte Gayko – Senior VP of Global Regulatory Affairs, Pharmacyclics, Inc.

No, I think that’s fine unless there’s a follow-up question.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Does that cover it, Katherine?

Katherine Xu - Analyst, William Blair & Co. LLC

Yeah. Thank you.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Yeah. Thank you. You’re welcome. Next question please.

Operator

Thank you. Our next question comes from the line of Howard Liang from Leerick.

Howard Liang - Analyst, Leerink Partners LLC

Great. Thanks very much and congrats. You went through most of the safety warnings in the previous label. I didn't hear you mention secondary, primary malignancy, was there any update in terms of updated data in the label?

Danelle James – VP, Clinical Development, Pharmacyclics, Inc.

The second primary malignancies really has not changed except for the addition of the RESONATE data incorporated in the general percentages. Skin cancers are the most frequent second primary malignancies that are noted on the label. The overall range is 5% to 10% for the three pivotal studies. And embryo-fetal [inaudible] is still the same and listed in the warnings and precautions. So the label has not changed with the RESONATE data.

Howard Liang - Analyst, Leerink Partners LLC

But I didn't think -- the RESONATE data didn't show an imbalance between arms, in secondary primary malignancies?

Danelle James – VP, Clinical Development, Pharmacyclics, Inc.

There was no noted imbalance with the second primary malignancies. As we discussed, the follow-up period for patients on the ibrutinib arm is much longer than the ofatumumab arm, so that has to be taken into account when looking at any of the cumulative adverse event traits.

Howard Liang - Analyst, Leerink Partners LLC

Okay, Thank you.

Operator

Thank you. Our next question comes from the line of Navdeep Singh from Goldman Sachs.

Lisa Zhang - Analyst, Goldman Sachs & Co.

Hi. This is Lisa in for Navdeep. Congratulations on the full approval. Now that RESONATE is reflected in the label and sales reps can claim a survival benefit, do you expect an uptake in the number of prescriptions, and when will we be able to see that in IMS?

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Well, the answer is yes, we would expect an uptake and IMS reports every week, so I imagine that would get reflected. There is a communication lag in terms of getting out and making sure everybody fully understands this. But it's, on balance, it's very good news and it should manifest itself through the balance of this quarter and from there on out.

Lisa Zhang - Analyst, Goldman Sachs & Co.

All right. Thanks.

Navdeep Singh - Analyst, Goldman Sachs & Co.

Hey, Bob. It's Nav. Just a quick follow-up to Lisa's question. Actually, it's a bit off topic, but any thoughts on the idelalisib label and the price point that Gilead came out with? I think it was $7,200 versus the $8,200 that you guys have priced IMBRUVICA at. Thanks.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Yeah. The idelalisib is in combination. So when you add it all up, it's about $120,000 a year, and that's a big difference. And of the two labels, I'd much rather have ours than theirs.

Navdeep Singh - Analyst, Goldman Sachs & Co.

Okay. Thanks.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Yep.

Operator

Thank you. Our next question comes from the line of Matthew Andrews from Wells Fargo.

Matthew J. Andrews - Analyst, Wells Fargo Securities LLC

Good afternoon. My questions have been answered, but congratulations on [indiscernible].

Operator

Thank you. Our next question comes from the line of Michael Yee from RBC.

Michael J. Yee - Analyst, RBC Capital Markets LLC

Hey, guys. Thanks. Congrats on the approval.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Thank you.

Michael J. Yee - Analyst, RBC Capital Markets LLC

Couple quick ones. Yeah, couple quick ones. Going back to one of the other questions about use in del 17p. Based on prior data or previous quarters, can you remind us what you think current estimated use in your patients are that are already del 17p? So if you look at the thousands of patients you've treated, what percent of those are already del 17p? My belief is that there is already good use there since it's pretty high in the population.

And then also in that population, can you remind us what the duration of therapy you think would be in that population, or the PFS? Just trying to understand that use in that population. Then I have a follow-up.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Okay. We have a couple people that can help you out there, but I'll just remind you – the rest of us know this – that the scripts are – to our knowledge, are not written with 17p in the script.

Michael J. Yee - Analyst, RBC Capital Markets LLC

Yeah.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

So there is no exact knowledge that we have other than the general knowledge of percent of population. I think this formal approval from the FDA as a frontline is a tremendous differentiator. So any and all 17p, this will allow doctors to look at it and examine for it early as opposed to late. There is a significant difference in frontline 17p and relapsed refractory and treatment that comes in early can preclude what would now become an unnecessary second line disease occurrence of 17p. So this is not an insignificant change for the better. It's quite significant. Jesse, you might have some answers to Mike's other detailed questions.

Jesse McGreivy MD – Chief Medical Officer, Pharmacyclics, Inc.

Sure. Thanks, Bob. Yeah, it's difficult to project because we're trying to estimate duration based on sample sizes of 30 or more patients. But our estimates if you use PFS as a surrogate, that you would have median, potentially, treatment duration of 28 months in the relapsed setting.

Looking at combination strategies, we have multiple combination trials coming out in the future. There's potential even in the relapsed setting that that's going to get longer. Our data does suggest that the earlier you receive ibrutinib, the longer your benefit is. So in those trials where you have a median PFS of 28 months, your median number of priors was four. So if you look at potential to look at even one or two priors, it's likely going to be longer than 28 months. And then in the first-line setting, I don't think we have enough data to estimate. It's very compelling and long is about the best I can say.

Michael J. Yee - Analyst, RBC Capital Markets LLC

Okay. And then just my last question is, since you last had a conference call back in earnings you had guidance and a lot of things have changed. You just got this approval that was way earlier than I guess would have been expected. Gilead came yesterday. So, are there other things we should be thinking about that have happened since your last call that would change the way you're thinking about uptake?

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

All the things you just noted and we've noted today are certainly changes for the better, and just for the better for patients, clinicians, shareholders, all inclusive for the better. So we'll look forward to updating you on Thursday just exactly how well we did do and provide you some insight going forward.

Michael J. Yee - Analyst, RBC Capital Markets LLC

Okay. Sounds good, Bob.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Maria, do you have some comments?

Maria Fardis – Chief Oncology Operations & Alliances, Pharmacyclics, Inc.

CHMP approval, positive opinion from CHMP. I just wanted to be sure that that's also noted.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Yeah

Michael J. Yee - Analyst, RBC Capital Markets LLC

Right.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Good point, Maria.

Michael J. Yee - Analyst, RBC Capital Markets LLC

Was that earlier than expected?

Maria Fardis – Chief Oncology Operations & Alliances, Pharmacyclics, Inc.

Definitely, yes.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Definitely, yes. Yeah. Yeah. This one's way earlier and that one is definitely earlier. The approvals reflect the confidence that the regulators have in IMBRUVICA. Just note, over 3,000 patients have been dosed in our trials. That's a powerful – gives real confidence to the statistical significance of our outcomes, which is then reflected in the labels that the regulatory authorities give us because they have had an opportunity to review all of this data.

Michael J. Yee - Analyst, RBC Capital Markets LLC

Thanks.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Anything else Mike?

Michael J. Yee - Analyst, RBC Capital Markets LLC

Nope. Thanks.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

You’re welcome.

Operator

Thank you. Our next question comes from the line of Jason Kantor from Credit Suisse.

Jason D. Kantor - Analyst, Credit Suisse Securities (USA) LLC (Broker)

Thanks for taking my question and congratulations. I missed part of the call, so forgive me if this is redundant. But I thought you mentioned that there, that you thought that this moved the bar from a regulatory perspective. And I'm wondering if you can comment on whether or not you think that other drugs are going to be able to make it through on a kind of relapsed refractory label in patients who have not seen ibrutinib, or if you think now you basically you have to look at ibrutinib failures in order to get through regulators, particularly in the 17p setting?

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Urte?

Urte Gayko – Senior VP of Global Regulatory Affairs, Pharmacyclics, Inc.

Yeah, thank you. No, this is obviously a good question. So what is important from our side is that we have a full approval. And as it was stated a couple of times before, any deletion 17p CLL patients, so this includes the frontline as well as relapsed/refractory status.

In regards of exactly what that means for other drugs that might be used through a registration trial, it has to do also with the timing. But what you want to keep in mind is whenever you want to yourself, to get a full approval, you need to have a comparison. And now, there is clearly a drug approved for that. So it is from my point of view for a full approval for another drug in whatever setting it is, you would need to have some comparison except in the one scenario that you're referring to, if you're really [inaudible] ibrutinib treatment.

Jason D. Kantor - Analyst, Credit Suisse Securities (USA) LLC (Broker)

Got it. Okay. Thank you.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

You’re welcome, Jason. Anything else?

Operator

We do have a question, a follow-up from the line of Mike King from JMP.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Okay.

Mike G. King - Analyst, JMP Securities LLC

Just a quick follow-up, thanks for taking that. I just wanted to know, did you guys manage to get the Kaplan-Meier curves from RESONATE onto the label?

Urte Gayko – Senior VP of Global Regulatory Affairs, Pharmacyclics, Inc.

This is Urte. So yes, we have beautiful Kaplan-Meier curves in our label, both for progression-free survival and for overall survival.

Mike G. King - Analyst, JMP Securities LLC

Beauty. Thank you.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

That's an opinion of course, it's in the eyes of the beholder. No disagreement, though.

Operator

I'm sorry. And we also a follow-up from the line of Brian Skorney from Robert Baird.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Brian?

Operator

Mr. Skorney, your line is open, could you check your mute button?

Brian P. Skorney - Analyst, Robert W. Baird & Co., Inc. (Broker)

Yeah, sorry. Can you hear me now? Just wanted to check on, going off of one of the earlier questions about the number of patients that you've seen in the frontline setting with 17p deletions, for us to go back and kind of take a look, is it primarily the reported data just the two patients from the 1102 study and the 15 patients from NHLBI? And do you have any current data in terms of what the durability of the responses on those treatments are?

Jesse McGreivy MD – Chief Medical Officer, Pharmacyclics, Inc.

This is Jesse. Brian, that's a great question. I would address it by, yes, I mean, the data we've submitted to update our label is the RESONATE data with a number of additional trials to supplement the overall safety data set. But really the compelling point here is that the long-term follow-up from the 1102, 1103 study that shows a median progression-free survival of 28 months in that setting, really is superior to what's available either in the relapsed setting or in the frontline setting.

FCR for example has a median progression-free survival of about 11.5 months. So by an order of magnitude, we've shown superiority to available combination-aggressive regimens that are currently commercially available. So in this setting, this is really a great treatment option for patients either in the frontline setting or relapsed 17p.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

And, Maria, can you further expand on that?

Maria Fardis – Chief Oncology Operations & Alliances, Pharmacyclics, Inc.

Absolutely. Thank you, Brian, for your question. Just wanted to comment that in the treatment-naïve setting, we have more patients than NHLBI, and I know that that manuscript will be published shortly. So we won't go into the details, but there is more data available.

Brian P. Skorney - Analyst, Robert W. Baird & Co., Inc. (Broker)

Thanks. And then just finally, the RESONATE 17p study, I know we've talked in the past about how valuable this study is. With the European and with the U.S. approvals, I mean does that study really add any further leverage or do you think at this point that was more sort of a study for a purpose at a prior time, that maybe no longer has that much relevance?

Jesse McGreivy MD – Chief Medical Officer, Pharmacyclics, Inc.

I think -- this is Jesse, again. Thanks, Brian, for the question. It's a very good question. The trial is the largest single trial ever to be conducted in 17p deletion. So it provides a great data set to inform physicians, to inform patients about the safety and efficacy prospectively of ibrutinib in this population. So it is very important data and we are responsible for the global approval of ibrutinib. There may be certain regions where we get requests for additional data. It really is the gold standard when you get an indication of 17p to have a prospective trial. So having that really does help us broadly and globally. And Maria, do you want to add to that?

Maria Fardis – Chief Oncology Operations & Alliances, Pharmacyclics, Inc.

I do. Thank you, Brian. There are two points to consider, Brian. your points are absolutely valid, but we also want to highlight the strength of ibrutinib in 17p patients, just so you know this is the largest trial that has done so. The second point is, while our global program is targeting all health authorities, while we're very delighted with U.S. and EU health authority position, there's other regions that might require 17p data and they've already sort of expressed their interest. So we have this data, should that be needed at any point of time. And there's going to be an ASH presentation on the data as well. So it is quite outstanding. Again in my opinion.

Brian P. Skorney - Analyst, Robert W. Baird & Co., Inc. (Broker)

Great. Thanks for the follow-ups.

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

You’re welcome, Brian.

Operator

Thank you. And that concludes our question-and-answer session for today. Do you have any closing comments?

Robert W. Duggan - Chairman & Chief Executive Officer, Pharmacyclics, Inc.

Yes, and thank you. Since we dosed our first patient in the spring of 2009 with fewer than 50 staff members at Pharmacyclics, the support of and interest in this program has grown exponentially. Today, with over 500 Pharmacyclics employees, we're very rigorously exploring the benefits of IMBRUVICA in clinical trials all around the world.

In conclusion, I'm very pleased with our regulatory progress, and with me the entire Pharmacyclics team and our partners at Janssen are extremely proud of the events of today and last week, and we are looking forward to an even more productive 2014 and beyond. At Pharmacyclics, we are here to make a difference for the better, and today reaffirms why we exist. It is another important milestone day for patients, for physicians and for all of us.

Thank you for your participation in this call. And we look forward to speaking with you on Thursday. It's a call you won't want to miss. Have a good afternoon.

Operator

Thank you, ladies and gentlemen. Thank you for your participation in today's conference. This does conclude the program and you may now disconnect. Everyone have a good day.